Exhibit 5



                              Allen G. Reeves, P.C.
                          Attorney and Counselor at Law
                             900 Equitable Building
                             730 Seventeenth Street
                             Denver, Colorado 80202
                        (303) 534-6278 Fax (303 825-9147



                               September 29, 1999


Board of Directors
Empire Energy Corporation
11011 King Street, Suite 260
Overland Park, KS 66210

     Re:  Empire Energy Corporation
          Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Empire Energy Corporation, a Utah corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's registration statement on Form S-8 (together with all amendments, the "Registration Statement"). This Registration Statement relates to the registration under the Act of 1,000,000 shares of the Company's common stock, $.001 par value ("Common Stock"), which may be issued pursuant to the Company's 1999 Stock Plan (the "Plan").

     In rendering this opinion, we have reviewed the Registration Statement, as well as a copy of the Company's Articles of Incorporation and bylaws, each as amended to date, and the Plan. We have also reviewed such documents and such statutes, rules and judicial precedents as we have deemed necessary for the opinions expressed herein.

     As you are aware, no services to be performed and billed to you which are in any way related to a "capital raising" transaction may be paid by the issuance of Common Stock pursuant to the Plan.

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     In rendering this opinion, ew have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such copies.

     Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that the shares of Common Stock under the Plan have been duly and validly authorized and, when issued and sold in the manner contemplated in the Plan (by award to persons defined in the Plan as participants in the Plan of the Company, or any parent or subsidiary thereof) and by the Registration Statement, will be validly issued, fully paid and nonassessable.

     This opinion is limited to the Utah Revised Business Corporation Act, and we express no opinion with respect to the laws of any other jurisdiction.

     This opinion may not be used, circulated, quoted or otherwise referred to for any purpose without our prior written consent and may not be relied upon by any person or entity other than the Company and its successors and assigns. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                                                     Very truly yours,

                                                     Allen G. Reeves, P.C.


                                                     By: /s/ Allen G. Reeves
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